                                                                    Exhibit 99.1

                            FORESITE 2005 ACQUISITION
                    STATEMENT OF REVENUE AND CERTAIN EXPENSES
                  THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED)
                             (dollars in thousands)

                                         Three Months Ended
                                           March 31, 2005
                                         ------------------
                                             (unaudited)
Revenue                                        $906

Certain expenses:
   Rent                                         147
   Property taxes                                36
   Other tower operating expense                111
   Selling, general and administrative          186
                                               ----

Total certain expenses                          480
                                               ----

Revenue over certain expenses                  $426
                                               ====

                             See accompanying notes

                            FORESITE 2005 ACQUISITION
               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                  THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED)
                             (dollars in thousands)

NOTE A -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

ForeSite Towers, LLC ("ForeSite") and its wholly-owned subsidiaries, ForeSite,
LLC and ForeSite Services, Inc. ("Services") are principally engaged in providing services to the wireless communications industry by leasing antenna sites on multi-tenant towers throughout the Southeastern United States. ForeSite leases tower space primarily to personal communications services, cellular service providers, and utility companies. Services is principally engaged in tower construction and antenna installation.

ForeSite is a portfolio investee of Allied Capital REIT ("Allied"), which owns a controlling interest in ForeSite.

On April 29, 2005, Pinnacle Towers Acquisition LLC, a subsidiary of Global
Signal Inc. (the "Company"), acquired 172 telecommunications towers from
ForeSite and certain of its affiliates. The purchase agreement and this
Statement of Revenue and Certain Expenses excludes Services. "ForeSite 2005
Acquisition" represents the assets acquired by Global.

ForeSite pays a management fee of $774,993 per year to Services, a related party, for site management, marketing, and operating services for telecommunications sites. This fee is not dependent on the number of towers owned or revenues earned. For purposes of this Statement of Revenue and Certain
Expenses, the management fee has been allocated to ForeSite Acquisition based on the relationship of ForeSite 2005 Acquisition's revenues to the aggregate revenue for ForeSite's entire tower portfolio. The allocated management fee of
$185,770 (unaudited) for the three months ended March 31, 2005 is reflected in the accompanying Statement of Revenue and Certain Expenses as selling, general, and administrative expenses.

BASIS OF PRESENTATION

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and
Exchange Commission for inclusion in a Form S-11 for Global. The statement, which encompass the towers to be sold to the Company are not representative of the actual operations of ForeSite 2005 Acquisition for the period presented or indicative of future operations, as they exclude the following: certain selling, general and administrative expenses; interest expense; and depreciation and amortization expense.

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                            FORESITE 2005 ACQUISITION
               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                  THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED)
                             (dollars in thousands)

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such variances could be material.

REVENUE RECOGNITION

     Tower rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due. Any rental amounts received in advance of the month due are recorded as deferred revenue. Provision is made for any anticipated losses in the period that such losses are determined.

CONCENTRATION OF CREDIT RISK

     ForeSite 2005 Acquisition's customer base is concentrated in the telecommunications industry. El Paso (formally, Southern Natural Gas Company),
AT&T, and Verizon accounted for approximately 18%, 30%, and 12% for the three months ended March 31, 2005 (unaudited). No other tenant accounted for more than
10% of lease revenues in the three months ended March 31, 2005.

NOTE B -- LEASES

LEASE OBLIGATIONS

     ForeSite 2005 Acquisition leases property under ground leases, office space, and equipment under noncancellable operating leases. Ground leases are generally for terms of five years and are renewable at the option of ForeSite.

     Leases are accounted for in accordance with FASB Statement No. 13,
Accounting for Leases, and other related guidance. Ground leases generally provide for an initial lease term of five to seven years, with additional renewal options allowing the ground lease to total 25 to 30 years. Statement 13 requires leases expense to be recognized on a straight-line basis over the lease term (as defined within the guidance). The straight-line ground lease expense is calculated based on the shorter of (i) the contracted term of the ground lease agreement assuming the exercise all the renewal option or (ii) the first renewal option period ending after the later of (a) tenant leases which were in place or which are anticipated to be in place as of the date we entered into the ground lease or acquired the tower or (b) the depreciable life of the asset located on the leased property.

ForeSite 2005 Acquisition's total rental expense for operating leases was
$146,766 (unaudited) for the three months ended March 31, 2005.

TENANT LEASES

     ForeSite 2005 Acquisition leases antenna space on communications towers to various wireless service providers and other wireless communications users under operating leases, some of which are cancelable upon relatively short notice.
Substantially all of the leases provide for renewal of varying lengths of time and escalators upon renewal.

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